SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2004

AVI BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Oregon	0-22613	93-0797222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

One S.W. Columbia, Suite 1105
Portland, OR 97258

(Address of principal executive offices)

(503) 227-0554
Registrant’s telephone number, including area code

Item 5. Other Events and Regulation FD Disclosure.

The information set forth below pursuant to Item 12 shall also be deemed filed pursuant to Item 5.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit Number	Description

99.1	Press Release dated January 9, 2004 announced confirmatory positive results on the inhibition of the SARS coronavirus using its NeuGene® antisense drugs.

Item 12. Results of Operations and Financial Condition.

Company issued a press release on January 9, 2004, before the opening of trading in its Common Stock on the Nasdaq National Market System.  A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The Press Release dated January 9, 2004 announced confirmatory positive results on the inhibition of the SARS coronavirus using its NeuGene® antisense drugs.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on January 9, 2004.

AVI BioPharma, Inc.

By:	/s/ ALAN P.TIMMINS
Alan P. Timmins
President and Chief Operating Officer (Principal Operating Officer)